                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant

[ ] Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12



                             DEL MONTE FOODS COMPANY
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        (1)     Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

        (2)     Aggregate number of securities to which transaction applies:

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        (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)     Proposed maximum aggregate value of transaction:

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

        (5)     Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                                 DEL MONTE LOGO

                            DEL MONTE FOODS COMPANY
                           One Market @ The Landmark
                            San Francisco, CA 94105

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 15, 2001

                            ------------------------

Dear Stockholders:

     On Thursday, November 15, 2001, Del Monte Foods Company will hold its Annual Meeting of Stockholders (the "Annual Meeting") at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108. The meeting will begin at 2:00 p.m. Pacific time.

     Only record holders of shares of common stock of Del Monte Foods Company, par value $.01 per share ("Common Stock"), at the close of business on September 18, 2001 are entitled to notice of, and to vote at this Annual Meeting and any adjournments or postponements thereof. The purpose of the meeting is to:

          1. Elect three (3) Class I directors to hold office for a 3-year term;

          2. Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2002; and

          3. Act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements thereof.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY S. ERNST
                                          Timothy S. Ernst
                                          Associate General Counsel and
                                          Assistant Secretary

San Francisco, California
September 28, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    1
PROPOSALS YOU MAY VOTE ON...................................    3
  PROPOSAL 1 -- ELECTION OF DIRECTORS.......................    3
     NOMINEES AND OTHER MEMBERS OF THE BOARD OF DIRECTORS...    3
     CORPORATE GOVERNANCE AND BOARD COMMITTEES..............    5
     DIRECTORS' COMPENSATION................................    5
  PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF KPMG LLP
     AS INDEPENDENT AUDITORS................................    6
OWNERSHIP OF DEL MONTE FOODS COMPANY STOCK..................    7
SUMMARY COMPENSATION TABLE..................................    8
OPTION GRANTS IN FISCAL YEAR 2001...........................    9
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL
  YEAR-END OPTION VALUES....................................    9
EMPLOYMENT AND OTHER ARRANGEMENTS...........................    9
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................   13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   13
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................   15
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....   16
STOCK PERFORMANCE GRAPH.....................................   18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   18
FORM 10-K...................................................   18

                             QUESTIONS AND ANSWERS

 1. Q: WHO IS SOLICITING MY VOTE?

     A: This proxy solicitation is being made and paid for by Del Monte Foods
        Company ("Del Monte," "we" or "our").

 2. Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

     A: This Proxy Statement was first mailed to stockholders on or about
        September 28, 2001.

 3. Q: WHAT MAY I VOTE ON?

     A: (1) The election of three (3) Class I directors to hold office for a 3-year term; AND

        (2) The ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2002.

 4. Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     A: The Board recommends a vote FOR each of the proposals outlined in this Proxy Statement.

 5. Q: WHO IS ENTITLED TO VOTE?

     A: Record holders of Del Monte Foods Company common stock, par value $.01 per share (the "Common Stock"), as of the close of business on September 18, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. As of September 18, 2001, 52,269,209 shares of Common Stock were outstanding. The shares of Common Stock in Del Monte's treasury on that date, if any, will not be voted. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.

 6. Q: HOW DO I VOTE?

     A: Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all of the proposals. You have the right to revoke your proxy at any time before the Annual Meeting by:

        (1) notifying the Assistant Secretary, Timothy S. Ernst, at the address shown above;

        (2) attending the Annual Meeting and voting in person; OR

        (3) returning a later-dated proxy card.

 7. Q: WHO WILL COUNT THE VOTE?

     A: A representative of our transfer agent, The Bank of New York, will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions may be specified on proposals other than the election of directors and will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

 8. Q: HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE ITEMS?

     A: The election of each director nominee must be by a plurality of the stockholders entitled to vote and the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2002 must be approved by a majority of shares entitled to vote and represented at the meeting in person or by proxy.

 9. Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: We do not know of any business to be considered at the 2001 Annual
        Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to David L. Meyers and Timothy S. Ernst to vote on such matters at their discretion.

10. Q: WHO IS THE LARGEST PRINCIPAL STOCKHOLDER?

     A: As of September 18, 2001, Texas Pacific Group (TPG) owned 24,341,385 shares of Common Stock (46.6% of the voting shares).

11. Q: WHERE CAN I FIND DEL MONTE'S FINANCIAL INFORMATION?

     A: Del Monte Foods Company's consolidated financial statements and related information are included in the Annual Report on Form 10-K which is enclosed with this Proxy Statement. The 2001 Annual Report to Stockholders is also enclosed with this Proxy Statement, but is not incorporated into this Proxy Statement and is not proxy soliciting material.

12. Q: WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?

     A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to the Corporate Secretary prior to June 1, 2002. Under Del Monte's Bylaws, a proposal or nomination for the 2002 Annual Meeting of Stockholders that the stockholder does not seek to include in next year's proxy statement must be submitted in writing and received by the Corporate Secretary no earlier than 60 days nor more than 90 days before the date designated for the 2002 Annual Meeting or, if the date of the 2002 Annual Meeting has not been publicly disclosed at least 75 days prior to the meeting, then no later than 15 days after the initial public disclosure of the meeting date. If the stockholder does not also comply with the requirements of Rule 14a-4(c) of the Securities Exchange Act of 1934, Del Monte may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal.

        Your submission must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, please write to the Corporate Secretary of Del Monte Foods Company at P.O. Box 193575, San Francisco, CA 94119-3575.

                           PROPOSALS YOU MAY VOTE ON

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of Del Monte is divided into three classes, as nearly equal in number as possible, with each director serving a three year term and one class being elected at each year's annual meeting of stockholders. The nominees, Timothy G. Bruer, Brian E. Haycox and William S. Price III, are in the class of directors whose term expires at this Annual Meeting. Patrick Foley, Jeffrey A. Shaw and Wesley J. Smith are in the class of directors whose term expires at the 2002 Annual Meeting. Richard W. Boyce, Al Carey, Denise O'Leary and Richard G. Wolford are in the class of directors whose term expires at the 2003 Annual Meeting. At each annual meeting of Del Monte Foods Company, successors to the class of directors whose term expires at such meeting will be elected to serve for three year terms and until their successors are elected and qualified.

NOMINEES AND OTHER MEMBERS OF THE BOARD OF DIRECTORS

THE NOMINEES -- INCUMBENT CLASS I DIRECTORS WHOSE TERM EXPIRES AT THIS ANNUAL MEETING

TIMOTHY G. BRUER                                      Director Since August 1997
Age 44

     Mr. Bruer became a director of Del Monte in August 1997. Since December 1998, Mr. Bruer has served as Chief Executive Officer of Nonni's Food Co., Inc. Mr. Bruer was President and Chief Executive Officer and a director of Silverado Foods, Inc. from April 1997 to December 1998. From 1992 until 1997, he was Vice President and General Manager of the Culinary Division of Nestle. He was a director of Authentic Specialty Foods Inc. from May 1997 to September 1998.

BRIAN E. HAYCOX                                         Director Since June 1995
Age 59

     Mr. Haycox was elected to the Board of Directors of Del Monte in June 1995. He was elected as Co-Chairman and Co-Chief Executive Officer of Del Monte in December 1995, and he served in those capacities until April 1997 when Del Monte was recapitalized. Mr. Haycox served as President and Chief Executive Officer of Del Monte Tropical Fruit Company from 1988 until 1993. Prior to that time Mr. Haycox served in a variety of management positions within the Del Monte organization.

WILLIAM S. PRICE III                                  Director Since August 1997
Age 45

     Mr. Price became a director of Del Monte in August 1997. Mr. Price is a partner of TPG and helped found that company in 1992. Prior to forming TPG, he was Vice President of Strategic Planning and Business Development for G.E. Capital, and from 1985 to 1991 he was employed by Bain & Company, where he was a partner and co-head of the Financial Services Practice. Mr. Price serves on the Boards of Directors of Continental Airlines, Inc., Denbury Resources, Inc., Gemplus International, Verado Holdings, Inc. and a number of private companies.

INCUMBENT CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2002

PATRICK FOLEY                                         Director Since August 1997
Age 69

     Mr. Foley became a director of Del Monte in August 1997. He served as Chairman and Chief Executive Officer of DHL Airways from 1988 to 2000, and from 1988 to 1996 he held the additional title of President. He was formerly Chairman and President of Hyatt Hotel Corporation. Mr. Foley also serves on the Boards of Directors of Continental Airlines, Inc., Flextronics International, Health Net Inc. and Glenborough Realty Trust, Inc.

JEFFREY A. SHAW                                          Director Since May 1997
Age 37

     Mr. Shaw became a director of Del Monte in May 1997. Mr. Shaw is a partner of TPG and has been an executive of TPG since 1993. Prior to joining TPG, Mr. Shaw was a principal of Oak Hill Partners, L.P. and Acadia Partners, L.P., investment partnerships affiliated with the Robert M. Bass Group, for three years. From April 2000 to May 2001, he served as Chairman of Convergent Communications, Inc., which filed for protection under Chapter 11 of the Bankruptcy Code on April 19, 2001. Mr. Shaw serves as a director of Ryanair PLC and America West Airlines, Inc.

WESLEY J. SMITH                                        Director Since April 1997
Age 54

     Mr. Smith joined Del Monte as Chief Operating Officer and a director in April 1997. From 1972 to 1995, he was employed by Dole Foods in a variety of positions, including senior positions in finance, marketing, operations and general management in California, Hawaii and Honduras.

INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2003

RICHARD W. BOYCE                                      Director Since August 1997
Age 47

     Mr. Boyce became a director of Del Monte in August 1997. He served as Chairman of the Board of Del Monte from August 1997 until May 2000. Since 1999, Mr. Boyce has been a partner of TPG. From 1997 to 1999, Mr. Boyce was President of CAF (SRB, Inc.), which provided management consulting services to various companies controlled by TPG. He served as Chief Executive Officer of J. Crew Group, Inc. from October 1997 through March 1998 and from January 1999 through May 1999, and has been a director of that company since October 1997. From June 1998 to the Fall of 1998, he served as interim CEO, and from the Fall 1998 to March 1999, he served as Chairman of Favorite Brands International Holding Corp., which filed for protection under Chapter 11 of the Bankruptcy Code on March 30, 1999. He was a director of Favorite Brands from 1996 to 1999. Mr. Boyce is also a director of On Semiconductor. He was employed by PepsiCo from 1992 to 1997, most recently as Senior Vice President, Field Operations for Pepsi-Cola North America.

AL CAREY                                            Director Since November 1997
Age 50

     Mr. Carey became a director of Del Monte in November 1997. He has served as the Senior Vice President of Sales and Retailer Strategies of PepsiCo, Inc. since August 1998 and has served as Senior Vice President of Sales and Retailer Strategies of Pepsi-Cola North America since April 2000. Mr. Carey was the Chief Operating Officer of Frito Lay North America, a PepsiCo company, from June 1993 to August 1998, and has been employed in various capacities with the PepsiCo organization since 1981.

DENISE O'LEARY                                        Director Since August 1997
Age 44

     Ms. O'Leary became a director of Del Monte in August 1997. Since 1996, Ms. O'Leary has been a private investor in early stage companies. From 1987 to 1997, she was a General Partner of Menlo Ventures. Ms. O'Leary serves on the Boards of Directors of America West Holdings Corp., Medtronic, Inc. and several private corporations and not-for-profit organizations. She is a member of the Board of Trustees of Stanford University and Chairman of the Board of Stanford Hospital and Clinics

RICHARD G. WOLFORD                                     Director Since April 1997
Age 57

     Mr. Wolford joined Del Monte as Chief Executive Officer and a director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to

1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

     Del Monte Foods Company's business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to Del Monte's senior management team.

     Our Board of Directors usually meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held five meetings in the fiscal year ended June 30, 2001, referred to as fiscal 2001. During fiscal 2001 all directors, except for Messrs. Bruer, Carey and Foley attended 75% or more of the total of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of the Board on which such director served.

     The Chief Executive Officer, in consultation with the Board of Directors, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The Chief Executive Officer, Chief Financial Officer and other members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management. They may also seek independent, outside advice.

     Del Monte's Board of Directors currently has two committees, the Nominating and Compensation Committee and the Audit Committee.

     The Nominating and Compensation Committee has the authority to determine executive compensation and approve the terms of stock options and stock purchase rights pursuant to Del Monte's plans and arrangements. The Committee also has the authority to recommend nominees for election to Del Monte's Board of Directors. The Committee's current members are Messrs. Haycox, Price and Shaw and Ms. O'Leary. During fiscal 2001 the Nominating and Compensation Committee held two meetings. For additional information concerning the Nominating and Compensation Committee, see "Report of the Compensation Committee on Executive Compensation."

     Stockholders may nominate candidates for election to Del Monte's Board of Directors in accordance with Del Monte's Bylaws, a copy of which can be obtained by writing to the Corporate Secretary of Del Monte Foods Company, P.O. Box 193575, San Francisco, CA 94119-3575. In general, such nominations must be received in writing by the Corporate Secretary not less than 60 nor more than 90 days before the date designated for the annual meeting. The nomination must be accompanied by the name and address of the nominating stockholder. It must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement.

     The Audit Committee is responsible for reviewing the activities of Del Monte's independent auditors and for monitoring Del Monte's financial reporting process. The members of the Audit Committee are Messrs. Bruer, Foley and Haycox. These directors are "independent" as defined in the listing standards of the New York Stock Exchange. During fiscal 2001 the Audit Committee held five meetings. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors."

DIRECTORS' COMPENSATION

     During fiscal 2001, Messrs. Bruer, Carey, Foley and Haycox and Ms. O'Leary each received $20,000 as annual compensation. In addition, a fee of $2,000 was paid for each Board meeting and each committee meeting of the Board attended in person. Each of these directors had the option of being paid these amounts in cash or in Common Stock. The number of shares of Common Stock was calculated by dividing the Board related compensation by the average share value of Del Monte's closing stock price for the last ten trading days of the applicable quarterly period. These payments were made pursuant to the Directors' Fee Plan adopted in April 1999 and amended in February 2000 for the benefit of directors who are not employees of Del Monte nor affiliated with TPG.

     The Del Monte's Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan was approved on August 4, 1997 and amended on November 4, 1997. Under this plan, grants of non-qualified stock options representing 226,701 shares of Common Stock may be made to certain non-employee directors and independent contractors of Del Monte. These shares represent 151,701 shares of Common Stock initially reserved under this plan and an additional 75,000 shares of Common Stock approved by stockholders on November 15, 2000.

     Pursuant to this plan, each of Messrs. Bruer, Carey, Foley and Haycox and Ms. O'Leary were granted stock options in the amount of 1,250 shares per Board meeting attended during the quarter. The grant dates for these options was the first trading day after the end of each quarter. The exercise price is the average of the high and low prices of the Common Stock on that date. These grants have a ten year term and vest on a proportionate basis over 4 years.

     In 1997 Mr. Boyce received options for 148,828 shares of Common Stock under the plan. His options have a ten-year term and vest monthly on a proportionate basis over four years.

     As of June 30, 2001, eligible non-employees held options for 161,328 shares of Common Stock under the plan.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE (3) NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2

      RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board has approved, the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2002, referred to as fiscal 2002, subject to your ratification. KPMG LLP has served as our independent auditors since 1997. KPMG LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

     Audit Fees

     Audit services provided by KPMG LLP during fiscal 2001 included an audit of our consolidated financial statements and timely reviews of our quarterly financial information. KPMG LLP reviewed our Annual Report on Form 10-K and certain other filings with the SEC. These audit fees totaled $570,000.

     Financial Information Systems Design and Implementation Fees

     During fiscal 2001, there were no fees billed to us by KPMG LLP for information technology services of this type.

     All Other Fees

     Fees billed to us by KPMG LLP during fiscal 2001 for all other non-audit assurance services totaled $370,563.

     A representative of KPMG LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002.

                   OWNERSHIP OF DEL MONTE FOODS COMPANY STOCK

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of August 31, 2001, (i) by each person who is known by Del Monte to own beneficially more than 5% of the Common Stock; (ii) by each of Del Monte's directors; (iii) by each of the officers of Del Monte identified in the table set forth under the heading "Summary Compensation Table"; and (iv) by all of our executive officers and directors as a group.

                                                              SHARES BENEFICIALLY OWNED(A)
                                                              ----------------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER        PERCENT(B)
            ------------------------------------              ------------    ------------
5% STOCKHOLDERS, DIRECTORS AND NAMED EXECUTIVE OFFICERS:
TPG Partners, L.P. .........................................   22,135,425(c)      42.3%
  301 Commerce Street, Suite 3300
  Ft. Worth, TX 76102
TPG Parallel I, L.P. .......................................    2,205,960(c)       4.2
  301 Commerce Street, Suite 3300
  Forth Worth, TX 76102
Massachusetts Financial Services Company....................    6,778,170(d)      13.0
  500 Boylston Street
  Boston, MA 02116
Richard W. Boyce............................................      148,828(e)         *
Richard G. Wolford..........................................      822,510(f)       1.5
Wesley J. Smith.............................................      701,260(g)       1.3
Timothy G. Bruer............................................           --           --
Al Carey....................................................       10,149(h)         *
Patrick Foley...............................................       12,230(h)         *
Brian E. Haycox.............................................       12,776(h)         *
Denise M. O'Leary...........................................       12,703(h)         *
William S. Price, III.......................................           --(c)        --
Jeffrey A. Shaw.............................................           --           --
Irvin R. Holmes.............................................       65,106(i)         *
David L. Meyers.............................................      229,231(j)         *
Marc D. Haberman............................................       18,750(k)         *
All executive officers and directors as a group (19
  persons)..................................................   26,577,682(l)      47.7

---------------
 *  Less than 1%.

(a) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

(b) Calculated based on 52,269,209 shares of Common Stock outstanding on August 31, 2001 adjusted as required by rules promulgated by the SEC, and excluding all shares issuable pursuant to agreements, options or warrants of Del Monte, except as to each individual, entity or group, the shares issuable to such individual, entity or group pursuant to agreements, options or warrants of Del Monte, as described below in notes (d) through (l), as the case may be.

(c) TPG Partners, L.P. and TPG Parallel I, L.P. are entities affiliated with William S. Price, III. Mr. Price disclaims beneficial ownership of all shares owned by such entities.

(d) Information regarding Massachusetts Financial Services Company is based on information disclosed in the Schedule 13G, as amended, filed on February 12, 2001.

(e) Includes options to purchase 148,828 shares exercisable within 60 days of August 31, 2001.

(f) Includes options to purchase 751,771 shares exercisable within 60 days of August 31, 2001.

(g) Includes options to purchase 630,921 shares exercisable within 60 days of August 31, 2001.

(h) Represents shares of Common Stock received in lieu of cash in payment of directors' fees and stock options granted per Board meeting attended during the fiscal year. See "Directors' Compensation."

(i) Includes options to purchase 43,845 shares exercisable within 60 days of August 31, 2001.

(j) Includes options to purchase 181,346 shares exercisable within 60 days of August 31, 2001.

(k) Includes options to purchase 18,750 shares exercisable within 60 days of August 31, 2001.

(l) Includes all shares held by entities affiliated with a director as described in note (c) above and all shares issuable by Del Monte pursuant to arrangements as described in notes (f) through (l) above.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid by Del Monte for fiscal years 2001, 2000 and 1999 to each individual serving as its Chief Executive Officer during fiscal year 2001 and to each of the four other most highly compensated executive officers of Del Monte as of the end of fiscal 2001, referred to as the "named executive officers."

                                                                                             LONG TERM
                                                                                        COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION           -------------------------
                                               -----------------------------------    SECURITIES
                                                                      OTHER ANNUAL    UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITIONS    FISCAL YEAR   SALARY(1)    BONUS       COMP(2)      OPTION AWARDS    COMP(3)
 ----------------------------    -----------   ---------   --------   ------------   -------------   ---------
Richard G. Wolford.............     2001       $754,978    $468,948            --       189,000       $16,709
  Chairman, Chief Executive         2000        713,725     576,000            --            --        16,692
  Officer and President             1999        535,000     401,300    $1,067,092       301,000        10,450
Wesley J. Smith................     2001        447,875     189,300            --        89,000         9,274
  Chief Operating Officer           2000        432,575     205,800            --            --         9,588
                                    1999        400,000     200,000     1,054,053        88,000         9,024
David L. Meyers................     2001        380,000     164,000            --       100,000        16,314
  Executive Vice President,         2000        360,000     187,100            --            --        14,082
  Administration and                1999        310,000     195,000            --        78,000        37,358
  Chief Financial Officer
Irvin R. Holmes Jr. ...........     2001        264,505      90,800            --        41,000         5,100
  Senior Vice President,            2000        237,521      98,600            --        10,000         5,100
  Customer Marketing & Sales        1999        193,302      72,300            --        48,375         4,800
  Development
Marc D. Haberman(4)............     2001        254,833     338,100            --        30,000         5,100
  Senior Vice President,            2000        215,000     102,400            --            --             0
  Marketing                         1999         90,737      77,500            --        25,000             0

---------------
(1) Reflects actual base earnings for the fiscal year specified.

(2) Fiscal 1999 reflects perquisites and other amounts for Messrs. Wolford and Smith, including compensation for Mr. Wolford ($1,044,698), and Mr. Smith ($1,046,643) due to the difference in price between the fair market value and purchase price of Common Stock purchased by each executive, amounts paid to cover taxes and related legal expenses incurred due to the compensation received.

(3) For fiscal 1999: Del Monte contributions to the Del Monte Corporation Savings Plan -- Mr. Wolford $4,800; Mr. Smith $4,800; Mr. Meyers $4,800; Mr. Holmes $4,800; Del Monte paid term life premiums -- Mr. Wolford $5,650; Mr. Smith $4,224; Mr. Meyers $3,274; amount paid under the non-qualified Additional Benefits Plan -- Mr. Meyers $4,554; New MEP (as defined below) amounts released from escrow pursuant to the Del Monte's recapitalization -- Mr. Meyers $24,730.

     For fiscal 2000: Del Monte contributions to the Del Monte Corporation Savings Plan -- Mr. Wolford $5,100; Mr. Smith $5,100; Mr. Meyers $5,100; Mr. Holmes $5,100; Del Monte paid term life premiums -- Mr. Wolford $11,592; Mr. Smith $4,488; Mr. Meyers $3,670; amount paid under the non-qualified Additional Benefits Plan -- Mr. Meyers $5,312.

     For fiscal 2001: Del Monte contributions to the Del Monte Corporation Savings Plan -- Mr. Wolford $5,100; Mr. Smith $5,100; Mr. Meyers $5,100; Mr. Holmes $5,100; Mr. Haberman $5,100; Del Monte paid term life premiums -- Mr. Wolford $11,609; Mr. Smith $4,174; Mr. Meyers $5,214; amount paid under the non-qualified Additional Benefits Plan -- Mr. Meyers $6,000.

(4) Mr. Haberman became Senior Vice President, Marketing as of August 1, 2001. From February 2000 until his current appointment, Mr. Haberman was Senior Vice President, Strategic Planning and Business Development.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                           INDIVIDUAL GRANTS                                       ANNUAL RATES OF
                        --------------------------------------------------------                     STOCK PRICE
                            NUMBER OF         PERCENT OF TOTAL                                      APPRECIATION
                            SECURITIES       OPTIONS GRANTED TO                                    FOR OPTION TERM
                        UNDERLYING OPTIONS      EMPLOYEES IN      EXERCISE PRICE   EXPIRATION   ---------------------
         NAME               GRANTED(1)          FISCAL YEAR        (PER SHARE)        DATE         5%         10%
         ----           ------------------   ------------------   --------------   ----------   --------   ----------
Richard G. Wolford....       189,000                14.1%             $6.91         8/10/10     $821,330   $2,081,412
Wesley J. Smith.......        89,000                 6.7%             $6.91         8/10/10      386,764      980,136
David L. Meyers.......       100,000                 7.5%             $6.91         8/10/10      434,566    1,101,276
Irvin R. Holmes
  Jr. ................        41,000                 3.1%             $6.91         8/10/10      178,172      451,523
Marc D. Haberman......        30,000                 2.2%             $6.91         8/10/10      130,370      330,383

---------------
(1) Options vest annually on a proportionate basis over a four year period.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                   SHARES                     AT JUNE 29, 2001      AT JUNE 29, 2001(1)
                                 ACQUIRED ON     VALUE          EXERCISABLE/            EXERCISABLE/
             NAME                 EXERCISE      REALIZED       UNEXERCISABLE           UNEXERCISABLE
             ----                -----------    --------    --------------------    --------------------
Richard G. Wolford.............       --          $ --       704,521/354,550        $1,798,264/$277,830
Wesley J. Smith................       --            --       608,671/137,400        $1,798,264/$130,830
David L. Meyers................       --            --       156,346/173,355          $383,137/$243,238
Irvin R. Holmes Jr. ...........       --            --        33,595/77,847             $30,263/$68,138
Marc D. Haberman...............       --            --        11,250/43,750                  $0/$44,100

---------------
(1) Based on closing price of the Common Stock on June 29, 2001 ($8.38) less the exercise price payable for such shares.

                       EMPLOYMENT AND OTHER ARRANGEMENTS

     The Annual Incentive Award Plan

     The Annual Incentive Award Plan ("AIAP") provides annual cash bonuses to certain management employees, including the named executive officers. The target bonus for each eligible employee is based on a percentage of base salary. Actual payment amounts are based on Del Monte's achievement of financial objectives and individual performance objectives at fiscal year end. For fiscal 2001, the targeted percentage of base salary was as follows: Mr. Wolford -- 100%, Mr. Smith -- 60%, Mr. Meyers -- 60%, Mr. Holmes -- 50% and Mr. Haberman -- 35%. Actual percentage paid under the AIAP for fiscal 2001 was as follows: Mr. Wolford -- 63%, Mr. Smith -- 43%, Mr. Meyers -- 43%, Mr. Holmes -- 35% and Mr. Haberman -- 35%.

     AIAP Deferred Compensation Plan

     On October 14, 1999, the Del Monte Corporation Annual Incentive Award Plan Deferred Compensation Plan was established under which certain employees are eligible to participate. Beginning in fiscal 2001, eligible employees may elect to defer from 5% to 100% of their annual incentive award. Del Monte provides a matching contribution of 25% of the employee's deferral amount. The employee deferral and the Del Monte match are converted to deferred stock units at the fair market value of Common Stock on the day the incentive awards are paid. The participant is 100% vested in the employee deferral portion of their account. Del Monte's matching contribution vests on a proportionate basis over three years (one-third each year). At the time of distribution, the employee's deferral amount and any vested Del Monte matching contribution will be paid out in whole shares of Common Stock.

     Stock Purchase Plan

     The Del Monte Foods Company Employee Stock Purchase Plan was approved on August 4, 1997 and amended on November 4, 1997. A total of 957,710 shares of Common Stock have been purchased by and issued to eligible employees under this plan. It is anticipated that no additional shares will be made available under this plan.

     Stock Option Incentive Plans

     The Del Monte Foods Company 1997 Stock Incentive Plan was approved on August 4, 1997 and amended on November 4, 1997 (the "1997 Plan"). Under the 1997 Plan, grants of incentive stock options and non-qualified stock options representing 1,821,181 shares of Common Stock may be made to key employees. The options were granted at an exercise price equal to the fair market value of the shares at the time of such grant. Options issued under the 1997 Plan have a ten-year term. The 1997 Plan includes two different vesting schedules. The first provides for annual vesting on a proportionate basis over five years and the second provides for monthly vesting on a proportionate basis over four years. As of June 30, 2001, options for 1,479,084 shares of Common Stock were held by eligible employees under the 1997 Plan. Del Monte does not anticipate granting any additional options under this plan.

     The Del Monte Foods Company 1998 Stock Incentive Plan was adopted initially by the Board of Directors on April 24, 1998, was modified by the Board on September 23, 1998, and was approved by the stockholders on October 28, 1998 (the "1998 Plan"). Under the 1998 Plan, grants of incentive and non-qualified stock options ("Options"), stock appreciation rights ("SARs") and stock bonuses (together with Options and SARs, "Incentive Awards") representing 6,206,397 shares of Common Stock may be made to certain employees of Del Monte. These shares represent 3,195,687 shares of Common Stock initially reserved under the 1998 Plan, 2,870,000 shares of Common Stock approved by shareholders on November 15, 2000 and any shares of Common Stock represented by awards granted under any prior plan which are forfeited, expired or canceled. Subject to certain limitations, the Nominating and Compensation Committee has authority to grant Incentive Awards under the 1998 Plan and to set the terms of any such Incentive Awards. The Chief Executive Officer also has limited authority to grant Incentive Awards. The 1998 Plan includes two different vesting schedules. The first vesting schedule provides that 50% of the option shares vest annually on a proportionate basis over a four-year period and 50% of the option shares vest annually on a proportionate basis over a five-year period. The second vesting schedule provides for annual vesting over four years on a proportionate basis. On December 4, 1998, Options for 1,824,433 shares were granted under the 1998 Plan at an exercise price which was determined to be fair value at that time. In between that date and June 30, 2001, an additional 1,461,280 shares were granted at an exercise price equal to the fair value on the date of grant. As of June 30, 2001, options for 2,749,573 shares of Common Stock were held by eligible employees under the 1998 Plan and 3,456,824 additional shares were available for grant.

     The Del Monte Retirement Plan for Salaried Employees

     The Del Monte Corporation Retirement Plan for Salaried Employees (the "Del Monte Corporation Retirement Plan"), which became effective as of January 1, 1990, is a non-contributory defined benefit retirement plan covering salaried employees of Del Monte. Credits are made monthly to each participant's Personal Retirement Account ("PRA") consisting of a percentage of that month's eligible compensation, plus interest on his or her account balance. A participant is fully vested upon completion of five years of service.

     The percentage of monthly compensation credited varies according to age as follows:

                                           ALL MONTHLY        MONTHLY COMPENSATION
             PARTICIPANT AGE               COMPENSATION    ABOVE SOCIAL SECURITY BASE
             ---------------               ------------    --------------------------
Below 35.................................       4%                     3%
35 but below 45..........................       5%                     3%
45 but below 55..........................       6%                     3%
55 and over..............................       7%                     3%

     The Del Monte Corporation Retirement Plan was amended effective January 1, 1998 to change the interest credit from 110% of the interest rate published by the Pension Benefit Guaranty Corporation ("PBGC") to the yield on the 12-month Treasury Bill rate plus 1.5%. In addition, the factors for annuity conversions were changed from specific Del Monte factors to factors based on 30-year Treasury Bond yields and an Internal Revenue Service ("IRS") specified mortality table. The plan was further amended effective June 1, 2001 to replace the 12-month Treasury Bill index with the 6-month Treasury Bill. A participant's annual age 65 annuity benefit will be the greater of an annuity based on (i) the credit balance as of December 31, 1997 increased by interest credits (and not compensation credits) of 110% of the December 31, 1997 PBGC rate divided by 8.2 or (ii) the credit balance at the time of retirement using an annuity factor based on 30-year Treasury Bond yields and an IRS specified mortality table. Alternatively, a participant at retirement or other termination of employment may elect a lump sum distribution of his or her account balance.

     Participants who, as of January 1, 1988, were at least age 40 with ten or more years' service, or at least age 55 with five or more years' service, are eligible to receive an alternative retirement benefit that is based on the terms of the prior Del Monte Corporation Retirement Plan. For credited service after December 31, 1981, such participants have accrued an annual benefit of 1.75% of average final compensation multiplied by years of credited service. Average final compensation is the participant's highest five years' average compensation during his or her last ten years of credited service. Compensation generally includes base salary and awards under the AIAP but not other forms of incentive compensation. The amount determined by this alternative benefit formula is reduced by 0.75% of the participant's Social Security benefit, multiplied by years of credited service. For credited service prior to January 1, 1982, a similar benefit formula is applied.

     The Del Monte Corporation Retirement Plan was amended effective April 30, 1992 to cease recognition of any future credited service or average final compensation under the alternative retirement benefit. At retirement, a participant who was eligible for the alternative retirement benefit will receive an annual retirement benefit equal to the greater of the retirement benefit determined by his or her PRA, or his or her alternative retirement benefit based on compensation and credited service to April 30, 1992. Alternatively, a participant may elect the greater of a lump sum distribution of his or her PRA account balance or the actuarial equivalent lump sum of the age 65 alternative benefit.

     Nonqualified Retirement Plans

     Effective January 1, 1990, Del Monte established the Del Monte Corporation Additional Benefits Plan and the Del Monte Corporation Supplemental Benefits Plan (the "Nonqualified Retirement Plans"). The Nonqualified Retirement Plans are "top hat" and "excess" benefit plans designed to provide benefits in excess of those otherwise permitted under the Del Monte Corporation Retirement Plan and the Del Monte Savings Plan (which is qualified under Section 401(k) of the Internal Revenue Code) by Sections 401(a)(17) and 415 of the Internal Revenue Code. The Nonqualified Retirement Plans also provide benefits in respect of certain amounts of severance not taken into account under the Del Monte Corporation Retirement Plan or the Del Monte Savings Plan. Employees who participate in the Del Monte Corporation Retirement Plan or the Del Monte Savings Plan are generally eligible to participate in the Nonqualified Retirement Plans. Benefits under the Nonqualified Retirement Plans are unfunded and paid from the general assets of Del Monte.

     Set forth below are the estimated annual benefits payable at age 65 (assuming lump sum payments are not elected) under the Del Monte Corporation Retirement Plan and the Nonqualified Retirement Plans:

                                              YEAR ATTAINING      ESTIMATED ANNUAL
                PARTICIPANT                       AGE 65        RETIREMENT BENEFIT(A)
                -----------                   --------------    ---------------------
Mr. Wolford.................................       2009               $194,481
Mr. Smith...................................       2012                123,986
Mr. Meyers..................................       2010                179,163
Mr. Holmes..................................       2017                125,224
Mr. Haberman................................       2028                188,700

---------------
(a) The estimated annual retirement benefits shown assumes no increase in compensation or AIAP and interest credits (as defined in the plans) of 5.12%.

     The Management Equity Plan

     Established beginning in fiscal 1995 and modified in March 1996, Del Monte's Management Equity Plan ("New MEP") provided awards to certain key executives upon the sale of Del Monte or upon the public offering of Common Stock. Under the terms of the New MEP, the "Base Value" of Del Monte's preferred and common stock was established at $125 million. To the extent that proceeds from the sale of Del Monte to preferred and common stockholders (after repayment of debt but without reduction for payment to executives under the New MEP) exceeded the $125 million Base Value, an award pool of 6% of such excess was set aside for payment to Del Monte's executive officers. In connection with the recapitalization, Del Monte made payments aggregating approximately $19.7 million pursuant to the New MEP. The New MEP was terminated concurrent with Del Monte's April 1997 recapitalization.

     Employment Arrangements

     During fiscal 2001, Del Monte had employment agreements with each of Messrs. Wolford, Smith, Meyers and Holmes. The following summaries of the material provisions of the employment agreements with Mr. Wolford and Mr. Smith (the "Wolford/Smith Employment Agreements"), the employment agreement with Mr. Meyers (the "Meyers Employment Agreement") and the employment agreement with Mr. Holmes (the "Holmes Employment Agreement") do not purport to be complete and are qualified in their entirety by reference to such agreements.

     On March 16, 1998, Del Monte entered into employment agreements with Mr. Wolford and Mr. Smith as Chief Executive Officer and Chief Operating Officer, respectively. The Wolford/Smith Employment Agreements are for an indefinite term. Under the terms of the Wolford/Smith Employment Agreements, if the employment of Mr. Wolford or Mr. Smith is terminated by Del Monte for any reason other than for Cause (as defined) or by such executive for any reason, the executive would be entitled to continue to receive his base salary and target award under the AIAP and to participate in certain employee welfare benefit plans and programs of Del Monte for up to two years after the date of such termination of employment, subject to his not competing with Del Monte, not soliciting employees of Del Monte and not disclosing proprietary or confidential information of Del Monte, and subject to his signing a general release and waiver with respect to certain claims he may have against Del Monte. In addition, Mr. Wolford and Mr. Smith would receive a pro rata annual bonus under the AIAP for the year in which such termination or resignation occurs.

     The Meyers Employment Agreement is for an indefinite term. It provides that if Mr. Meyers' employment terminates for any reason other than for Cause (as defined) or if he resigns for Good Reason (as defined), he would receive as severance, subject to the executive's not competing with Del Monte or disclosing confidential information or trade secrets of Del Monte, severance payments over a three-year period commencing on the date of such termination or resignation. The aggregate amount of the severance payable to the executive over such three-year period would equal two times the sum of: (i) Mr. Meyers' highest annual base salary in effect during the 12-month period prior to such termination or resignation and (ii) the target award under the AIAP (or successor thereto) for the year in which such termination or resignation occurs (or, if greater, the amount of the award for the next preceding year). In addition, Mr. Meyers would receive a pro rata annual bonus under the AIAP for the year in which such termination or resignation occurs and would be entitled to participate in certain employee benefit plans and programs maintained by Del Monte in which the executive participates until the earlier of (i) the end of the three-year period and (ii) such time as the executive is covered by comparable programs of a subsequent employer.

     The Holmes Employment Agreement is for an indefinite term. It provides that if Mr. Holmes' employment terminates for any reason other than for Cause (as defined) or if he resigns for Good Reason (as defined), he would receive as severance, subject to the executive's not competing with Del Monte or disclosing confidential information or trade secrets of Del Monte, severance payments over a 18-month period commencing on the date of such termination or resignation. The aggregate amount of the severance payable to the executive over such 18-month period would equal the sum of: (i) Mr. Holmes' highest annual base salary in effect during the 12-month period prior to such termination or resignation and
(ii) the target award under the AIAP (or successor thereto) for the year in which such termination or resignation occurs (or, if greater, the amount of the award for the next preceding year). In addition, Mr. Holmes would receive a pro rata annual bonus under the AIAP for the year in which such termination or resignation occurs and would be entitled to participate in certain employee benefit plans and programs maintained by Del Monte in which the executive participates until the earlier of (i) the end of the 18-month period and (ii) such time as the executive is covered by comparable programs of a subsequent employer.

     Retention Plan

     The Nominating and Compensation Committee adopted an employee retention plan on October 24, 2000 (the "Retention Plan"). The purpose of the Retention Plan is, in the event of a possible future stockholder value-enhancing transaction such as a merger, sale or other such consolidation, to provide an incentive to certain key employees of Del Monte to remain with Del Monte through the transition process and consummation of any such possible transaction. The Retention Plan creates an incentive compensation pool to be allocated among the key employee participants (including Messrs. Wolford, Meyers, Smith, Haberman and Holmes) following the consummation of a transaction resulting in a change in control of Del Monte so long as the participant is employed by Del Monte as of the date of the change in control. The amount of incentive compensation pool is dependent upon the aggregate price per share realized in the transaction and will be determined based upon a percentage of the total sale value of Del Monte. A minimum incentive compensation pool amount will be paid in the event that the per share price realized in the transaction is below a certain level.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2001, Messrs. Price and Shaw and Ms. O'Leary served as members of the Nominating and Compensation Committee of Del Monte's Board of Directors. Both Messrs. Price and Shaw are officers of TPG. See "Certain Relationships and Related Transactions". In June 2001, Mr. Haycox was elected to the Nominating and Compensation Committee. Mr. Haycox was formerly an officer of Del Monte and served as Co-Chairman and Co-Chief Executive Officer of Del Monte from December 1995 until April 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions With TPG

     In April 1997, Del Monte was recapitalized with an equity investment from TPG and other investors (the "Recapitalization".) In connection with the Recapitalization, Del Monte entered into a ten-year agreement dated April 18, 1997 (the "Management Advisory Agreement") with TPG. Under the Management Advisory Agreement, TPG is entitled to receive a fee from Del Monte for management advisory services equal to the greater of $500,000 and 0.05% of the budgeted consolidated annual net sales of Del Monte. For fiscal 2001, TPG or its designee received fees of $790,712 under this agreement. In addition, Del Monte has agreed to indemnify TPG, its affiliates and shareholders, and their respective directors, officers, controlling persons, agents, employees and affiliates from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by TPG thereunder. This indemnification may not extend to actions arising under the U.S. federal securities laws. The Management Advisory Agreement makes available TPG's resources concerning a variety of financial and operational matters, including advice and assistance in reviewing Del Monte's business plans and its results of operations and in evaluating possible strategic acquisitions, as well as providing investment banking services in identifying and arranging sources of financing. This agreement does not specify a minimum number of TPG personnel who must provide such services or the individuals who must provide them. It also does not require that a minimum amount of time be spent by such personnel on Del Monte matters. Del Monte cannot otherwise obtain the services that TPG will provide without the addition of personnel or the engagement of outside professional advisors.

     In connection with the Recapitalization, Del Monte also entered into a ten-year agreement dated April 18, 1997 (the "Transaction Advisory Agreement") with TPG. As compensation for financial advisory and other similar services rendered in connection with certain "add-on" transactions (such as an acquisition, merger or recapitalization; collectively, "Add-on Transactions"), TPG is to be paid a fee of 1.5% of the "transaction value" for each Add-on Transaction. The term "transaction value" means the total value of any Add-on Transaction, including, without limitation, the aggregate amount of the funds required to complete the transaction (excluding any fees payable pursuant to this agreement and fees, if any, paid to any other person or entity for financial advisory, investment banking, brokerage or any other similar services rendered in connection with such transaction) including the amount of indebtedness, preferred stock or similar items assumed (or remaining outstanding). The Transaction Advisory Agreement includes indemnification provisions similar to those described above. These provisions may not extend to actions arising under the U.S. federal securities laws. In fiscal 2001 TPG did not receive any payments under the Transaction Advisory Agreement.

     Under a registration rights agreement between Del Monte and TPG dated April 18, 1997, Del Monte has granted TPG the right to require Del Monte to register shares of Common Stock held by TPG and its affiliates for public sales, often referred to as demand registration. So long as TPG and its affiliates continue to hold at least 5% of the outstanding shares of Common Stock, TPG will have the right to request one demand registration in each nine-month period. In the event that Del Monte registers shares of Common Stock held by TPG, Del Monte would also be required to register shares of Common Stock held by certain other stockholders of Del Monte upon their request.

     Certain conflicts of interest could arise as a result of the relationship between Del Monte and TPG. Messrs. Price and Shaw, each a partner of TPG, are also directors of Del Monte and members of the Nominating and Compensation Committee. Mr. Boyce, a director of Del Monte and a partner of TPG, was also an officer of CAF, a company that provides management consulting services to companies affiliated with TPG. None of Del Monte's management is affiliated with TPG. TPG has the power to influence and control the management and policies of Del Monte and matters requiring stockholder approval. TPG may be subject to a conflict of interest in allocating acquisition or other business opportunities between Del Monte and other entities in which TPG has substantial investments. Although currently TPG has no investment in any entity that competes directly with Del Monte, it may in the future make such an investment.

     Del Monte will address any conflicts of interest and future transactions it may have with its affiliates, including TPG, or other interested parties in accordance with applicable law. Delaware law provides that any transaction with any director or officer or other entity in which any of the company's directors or officers are also directors or officers, or have a financial interest, will not be void or voidable solely due to the fact of the interest or affiliation, nor because the votes of interested directors are counted in approving the transaction, so long as (i) the material facts of the relevant party and its interest are disclosed to the board of directors or the stockholders, as applicable, and the transaction is approved in good faith by a majority of the disinterested directors or by a specific vote of the stockholders, as applicable; or (ii) the transaction is fair to the company at the time it is authorized, approved or ratified.

     Transactions With Management

     During the second and third quarters of fiscal 1998, Del Monte sold shares of Common Stock to certain key employees, including the executive officers of Del Monte, pursuant to Del Monte's Employee Stock Purchase Plan. See "Employment and Other Arrangements -- Stock Purchase Plan." Messrs. Wolford and Smith each paid $175,000 in cash and borrowed an additional equal amount from Del Monte, pursuant to individual secured Promissory Notes ("Notes"), to acquire the stock purchased by each of them pursuant to such plan. The Notes are secured by a pledge of the stock purchased with the proceeds of the loans. The terms of the Notes provide for accrual of interest, compounded semiannually, at the applicable federal short-term rate, adjusted each February 1 and August 1. As of August 1, 2001, this rate was 3.90%. Additionally, since the terms and conditions of the Notes do not require scheduled reduction of principal, the balance, at July 31, 2001, of each of the Notes has been increased by accrued and unpaid interest of $36,407. The Notes do permit prepayment at the borrower's option and also require repayment upon the occurrence of certain events, including termination of employment and sale of the securities pledged to secure the Notes. Del Monte extended these loans in accordance with applicable law governing transactions by a corporation with its officers. Del Monte cannot predict whether the terms of such transactions, if made with a disinterested third party, would be more or less favorable to Messrs. Wolford and Smith. Del Monte has no reason to believe that such terms would be less favorable. Del Monte's bank financing arrangements limit the ability of Del Monte to make loans or advances to employees to a maximum amount outstanding at any time of $10 million. Aside from the loans to Messrs. Wolford and Smith, Del Monte has made no other loans or advances to any of its directors or executive officers or members of their immediate families.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation of Del Monte's executive officers is determined by Del Monte's Nominating and Compensation Committee (the "Committee") which consists entirely of non-employee directors. In developing the executive compensation program of Del Monte, the Committee has used the services of a national recognized compensation consulting firm, which provides information to assist the Committee.

     Compensation Philosophy

     The primary components of Del Monte's executive compensation program are base salary, an annual cash incentive award based primarily on Del Monte's performance, and a long term incentive program which consists of grants of stock options. It is the philosophy of the Board of Directors of Del Monte generally to set base salary and the annual incentive award at the median range of salaries and bonus paid by a selected peer group of companies in the branded food industry. Through the use of stock options, executive officers have the opportunity to receive total compensation, including base salary, annual incentive award and long term incentives, at the apex of the same peer group of companies. This opportunity depends, in part, on the performance of Del Monte's Common Stock. This emphasis on long term incentives is intended to encourage the executives to focus on the growth of Del Monte and the value of its Common Stock.

     Base Salary

     Base salaries for executives are set at levels consistent with the compensation philosophy, and that are considered appropriate in view of the responsibilities of each position. Individual performance is also considered. The Committee approves all salary increases for executive officers.

     Annual Incentive Award

     The annual incentive award program provides for cash awards to be determined shortly after the end of the fiscal year. The Committee establishes financial targets as an incentive for superior corporate performance. Each executive has a target award based on a percentage of base salary. The payout of the award to executives is based solely on the attainment of both the financial targets established at the start of the fiscal year and individual objectives set annually by the Committee. In the case of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, the payout is based
2/3 on the financial performance targets and 1/3 on individual objectives set annually by the Committee. For other executive officers, the payout is based 1/2 on the financial targets and 1/2 on individual objectives. Financial performance that is in the top quartile of a specific group of peer companies results in a 25% increase to the financial portion of the awards. Payout to the executives can range from zero to 200% of the target award based on achievement of the financial targets and individual performance.

     Long Term Incentive Plan Compensation

     Long term incentives are addressed through grants of stock options. The Committee believes that using stock options as a long term incentive aligns the interests of the officers of Del Monte with those of the stockholders. The Committee approves all option grants for executive officers and the guidelines to be used for option grants for other management employees. Individual grants of stock options are made based on level of responsibility and individual performance.

     Compensation of Chief Executive Officer

     The Committee meets annually to review the performance of Richard G. Wolford, President and Chief Executive Officer of Del Monte. In fiscal 2001, the Committee approved a salary increase of 5.5%. Detailed compensation disclosure is contained in the Summary Compensation Table.

     Tax Treatment of Executive Compensation

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee intends that Del Monte will generally manage its executive compensation program so as to preserve the related federal income tax deductions.

The Nominating and Compensation Committee

William S. Price III, Chairman
Brian E. Haycox
Denise M. O'Leary
Jeffrey A. Shaw

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     During fiscal 2001, the Audit Committee of the Board of Directors consisted of three non-employee directors who met the independence requirements of the New York Stock Exchange listing standards. The Audit Committee operates under a written charter, approved and adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A.

WHAT ARE THE RESPONSIBILITIES OF MANAGEMENT, THE INDEPENDENT AUDITORS AND THE AUDIT COMMITTEE?

     Del Monte's management is responsible for Del Monte's internal controls and financial reporting process. Del Monte's independent auditors, KPMG LLP, are responsible for performing an independent audit of Del Monte's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Pursuant to our Audit Committee's charter, the Audit Committee serves as an independent and objective party to monitor Del Monte's financial reporting process and internal control system. The Committee monitors the independence and performance of the independent auditors and of Del Monte's internal audit department. The Committee also provides an open avenue of communication between the outside auditors and the Board of Directors.

HOW DOES THE AUDIT COMMITTEE CARRY OUT ITS RESPONSIBILITIES?

     - The Audit Committee has convened five times during the year to discuss the interim and annual financial statements and Del Monte's internal controls on the financial reporting process.

     - The Audit Committee reviewed Del Monte's audited financial statements for the fiscal year ended June 30, 2001 and met with both management and Del Monte's independent auditors, KPMG LLP, to discuss those financial statements. Management and KPMG LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     - The Audit Committee has received from and discussed with KPMG LLP its written disclosure and letter regarding its independence from Del Monte as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     - The Audit Committee has also reviewed and considered whether the provision of other non-audit services by KPMG LLP is compatible with maintaining the auditors' independence.

     - The Audit Committee has also discussed with KPMG LLP any matters required to be discussed by Statement of Auditing Standard No. 61.

     Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in Del Monte's Annual Report on Form 10-K for the year ended June 30, 2001 to be filed with the Securities and Exchange Commission. The Committee has also recommended, subject to stockholder ratification and approval, the appointment of KPMG LLP as Del Monte's independent auditors for fiscal year 2002.

The Audit Committee

Patrick Foley, Chairman
Timothy G. Bruer
Bryan E. Haycox

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on Del Monte Foods Company Common Stock (listed on the New York Stock Exchange and the Pacific Stock Exchange as "DLM") with the cumulative total return of the Russell 2000 and the Standard & Poor's Midcap Food indexes, for the period commencing February 5, 1999 and ending on June 30, 2001 (the initial public offering date to the most recent fiscal year end.) The graph is based on the assumption that $100 was invested on February 5, 1999 in Del Monte's Common Stock and in each index, and that all dividends were reinvested.
[PERFORMANCE GRAPH]

                                                           DLM                    RUSSELL 2000               S&P MIDCAP FOOD
                                                           ---                    ------------               ---------------
2/05/99                                                  100.00                      100.00                      100.00
                                                          87.62                       95.15                       96.22
3/30/99                                                   84.42                       96.63                       93.03
                                                          85.63                      105.28                       93.17
                                                          79.62                      106.82                       97.47
06/30/99                                                 107.20                      111.61                       99.29
                                                         104.00                      108.54                       93.31
                                                          96.80                      104.54                       88.68
09/30/99                                                  90.40                      104.53                       89.26
                                                          89.20                      104.99                       87.43
                                                          86.00                      111.37                       86.70
12/30/99                                                  78.80                      124.00                       82.23
                                                          60.00                      121.86                       73.29
                                                          80.00                      142.12                       64.93
3/30/00                                                   68.40                      132.79                       73.25
                                                          56.80                      124.80                       69.09
                                                          56.40                      112.85                       75.74
6/30/00                                                   43.58                      127.79                       73.67
                                                          45.20                      121.21                       74.61
                                                          42.40                      129.98                       75.01
9/30/00                                                   39.60                      129.24                       76.87
                                                          37.60                      119.05                       76.66
                                                          46.80                      117.20                       81.95
12/30/00                                                  46.40                      120.38                       87.22
                                                          54.40                      124.22                       89.54
                                                          56.70                      119.08                       91.13
3/30/01                                                   52.10                      112.56                       85.73
                                                          54.21                      121.01                       85.83
                                                          54.21                      127.33                       88.12
6/30/01                                                   53.63                      128.57                       89.82

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Del Monte believes that during fiscal 2001, all SEC filings of directors, officers and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

                                   FORM 10-K

     Del Monte will mail without charge to any Stockholder upon written request a copy of Del Monte's Annual Report on Form 10-K for the year ended June 30, 2001, including the financial statements, schedules and a list of exhibits. Requests should be sent to Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY S. ERNST
                                          Timothy S. Ernst
                                          Associate General Counsel and
                                          Assistant Secretary

San Francisco, California
September 28, 2001

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           OF DEL MONTE FOODS COMPANY

I. RESPONSIBILITIES AND DUTIES

     The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an open avenue of communication between the outside auditors and the Board of Directors.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent nonexecutive directors. An independent director shall mean a director who meets the New York Stock Exchange's definition of independence, as determined in the judgment of the Board. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise, both as determined in the judgment of the Board. The members of the Committee shall be elected by the Board. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet as often as may be deemed appropriate, in its judgment. As part of its job to foster open communication, the Committee should meet at least annually with the outside auditors in executive session. A majority of the members of the Committee shall constitute a quorum.

IV. ACTIVITIES

     To fulfill its responsibilities and duties the Committee shall:

          1. Review this Charter at least annually, and recommend to the Board changes to the Charter as conditions dictate.

          2. Review the organization's annual audited financial statements and Form 10-K including any certification, report, opinion or review rendered by the outside auditors, and any reports of the outside auditors with respect to interim periods.

          3. Recommend to the Board the selection of the outside auditors, considering their independence and effectiveness, and review the fees and other compensation paid to the outside auditors.

          4. Ensure that the outside auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the outside auditors and the Company. On an annual basis, the Committee should review and discuss with the outside auditors any relationships the outside auditors have with the Company that may impact the outside auditors' objectivity or independence.

          5. Review the performance of the outside auditors and approve any proposed discharge of the outside auditors when circumstances warrant.

          6. Review with the outside auditors the results of the annual audit.

          7. Review and discuss with management and the outside auditors the financial statements of the Company, including an analysis of the auditors' judgment of the quality of the Company's accounting practices.

          8. Review and discuss significant financial risk exposures of the Company with management and the outside auditors.

          9. Review and discuss with counsel legal matters that could impact financial statements.

          10. Review with the principal internal auditors of the Company the scope and results of the company's internal audit program.

          11. Provide reports to shareholders of the Company in compliance with legal requirements.

          12. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation, By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

V. OUTSIDE AUDITORS

     The outside auditor for the Company is ultimately accountable to the Company's Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the outside auditor.

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|         |                                                                    |
|         |                    DEL MONTE FOODS COMPANY                         |
|         |                                                                    |
|         |                 PROXY/VOTING INSTRUCTIONS CARD                     |
|         |                                                                    |
|         |    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF  |
|         | DEL MONTE FOODS COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO  |
|         |                   BE HELD ON NOVEMBER 15,2001.                     |
|         |                                                                    |
|         |    The undersigned stockholder of Del Monte Foods Company hereby   |
|         | appoints David L. Meyers and Timothy S. Ernst and each of them,    |
|         | with full power of substitution in each, the proxies of the        |
|         | undersigned, to represent the undersigned and vote all shares of   |
|         | Del Monte Foods Company Common Stock which the undersigned may be  |
|         | entitled to vote at the Annual Meeting of Stockholders to be held  |
|         | on November 15, 2001, and at any adjournment or postponement       |
|         | thereof, as indicated on the reverse side.                         |
|         |                                                                    |
|         |    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER |
|         | DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS |
|         | GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN      |
|         | PROPOSAL 1 AND FOR PROPOSAL 2.                                     |
|         |                                                                    |
|         |        (Continued and to be signed on the reverse side.)           |
|         |                                                                    |
|         |                                       DEL MONTE FOODS COMPANY      |
|         |                                       P.O. BOX 11051               |
|         |                                       NEW YORK, N.Y. 10203-0051    |
|         |                                                                    |
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
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|                          DETACH PROXY CARD HERE                              |
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|     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL         |             |
|         NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.           |             |
|                                                                |             |
| 1. ELECTION OF CLASS I   FOR all nominees                      |             |
|    DIRECTORS             listed below [ ]                      |             |
|                                                                |             |
|                          WITHHOLD AUTHORITY to vote            |             |
|                          for all nominees listed below. [ ]    |             |
|                                                                |             |
|                          *EXCEPTIONS [ ]                       |             |
|                                                                |             |
|    Nominees: Timothy G. Bruer, Brian E. Haycox and             |             |
|    William S. Price III                                        |             |
|    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY        |             |
|    INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE     |             |
|    THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)           |             |
|    *Exceptions ____________________________________________    |    PLEASE   |
|                                                                |    DETACH   |
|                                                                |     HERE    |
| 2. To ratify the appointment by the Board of Directors of      |             |
|    KPMG LLP as independent accountants for Company for the     |   YOU MUST  |
|    fiscal year ending June 30, 2002.                           | DETACH THIS |
|                                                                |   PORTION   |
|    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]                         |   OF THE    |
|                                                                | PROXY CARD  |
|    In their discretion, the Proxies are authorized to vote     |    BEFORE   |
|    upon such other matters as may properly come before such    |  RETURNING  |
|    meeting and any and all postponements or adjournments       |  IT IN THE  |
|    thereof.                                                    |   ENCLOSED  |
|                                                                |   ENVELOPE  |
|                                                                |             |
|    Change of Address and/or Comments Mark Here [ ]             |             |
|                                                                |             |
|    Please sign exactly as your name appears on the             |             |
|    left. When signing as attorney, executor,                   |             |
|    administrator, trustee or guardian, please give             |             |
|    your full title. If shares are held jointly,                |             |
|    each holder should sign.                                    |             |
|                                                                |             |
|    Dated: ___________________________________, 2001            |             |
|                                                                |             |
|    ________________________________________________            |             |
|    Signature                                                   |             |
|                                                                |             |
|    ________________________________________________            |             |
|    Signature                                                   |             |
|                                                                |             |
|    VOTES MUST BE INDICATED                                     |             |
|    (X) IN BLACK OR BLUE INK.  [X]                              |             |
|                                                                |             |
| PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY     |             |
| USING THE ENCLOSED ENVELOPE.                                   |             |
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